EXHIBIT 23.1 - CONSENT OF EXPERTS




                               GERALD R. PERLSTEIN
                           Certified Public Accountant
                      1260 S. Beverly Glen Road, Suite 106
                          Los Angeles, California 90024

                            Telephone (310) 275-4650
                               Fax (310) 275-4611




Board of Directors
Avocet Ventures, Inc.
Los Angeles, California


As an independent certified accountant, I consent to the use of my report, dated October 12, 1999, to the financial statements of Avocet Ventures, Inc. for the years ended September 30, 1999, 1998, and 1997, and the reference to my firm under the caption "Experts" included in or made part of this Form 10-SB registration statement.




/s/ Gerald R. Pertlstein
------------------------
Los Angeles, California
October 20, 1999